EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
ABM Industries Incorporated:

We consent to incorporation by reference in the following Registration Statements on Form S-8 of ABM Industries Incorporated of our report dated December 9, 2003, relating to the consolidated balance sheets of ABM Industries Incorporated and subsidiaries as of October 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended October 31, 2003, and related financial statement Schedule II, which report appears in the October 31, 2003, annual report on Form 10-K of ABM Industries Incorporated.

Registration No.  Form                                 Plan
----------------  ----            -----------------------------------------------
   333-78423      S-8             "Age-Vested" Career Stock Option Plan
   333-58408      S-8             Employee Stock Purchase Plan
   333-78421      S-8             "Time-Vested" Incentive Stock Option Plan
   333-48857      S-8             Long-Term Senior Executive Stock Option Plan
   333-85390      S-8             2002 Price-Vested Performance Stock Option Plan

/s/  KPMG LLP
---------------------------
KPMG LLP

San Francisco, California
January 13, 2004